Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

May 8, 2025

Caribou Biosciences, Inc.

2929 7th Street, Suite 105

Berkeley, California 94710

Ladies and Gentlemen:

We have acted as counsel to Caribou Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a shelf-registration statement on Form S-3 (the “Registration Statement”), including a base prospectus dated May 8, 2025 included in such Registration Statement (the “Base Prospectus”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of the following securities:

(i)	common stock, $0.0001 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iii)

senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.4 to the Registration Statement (the “Senior Indenture”);

(iv)

subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture”);

(v)

warrants to purchase Common Stock, Preferred Stock, and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”);

(vi)

rights to purchase Common Stock, Preferred Stock, and/or Debt Securities (the “Rights”), which may be issued pursuant to a rights agreement and certificates issued thereunder, to be dated on or about the date of the first issuance of the applicable Rights thereunder, by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); and

(vii)

units comprised of one or more Debt Securities, shares of Common Stock, Preferred Stock, Rights, and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.” The Registration Statement relates to the registration of the Securities to be offered and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $300,000,000. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

ABU DHABI ◆ ASTANA ◆ ATHENS ◆ ATLANTA ◆ AUSTIN ◆ BEIJING ◆ BRUSSELS ◆ CENTURY CITY ◆ CHICAGO ◆ DALLAS ◆ DENVER ◆ DUBAI ◆ FRANKFURT ◆ HONG KONG ◆ HOUSTON ◆ LONDON ◆ LOS ANGELES ◆ MIAMI ◆ MUNICH ◆ NEW YORK ◆ ORANGE COUNTY ◆ PARIS ◆ PHILADELPHIA ◆ PITTSBURGH ◆ PRINCETON ◆ RICHMOND ◆ SAN FRANCISCO ◆ SHANGHAI ◆ SILICON VALLEY ◆ SINGAPORE ◆ TYSONS ◆ WASHINGTON, D.C. ◆ WILMINGTON

Caribou Biosciences, Inc. May 8, 2025 Page 2

We have reviewed originals or copies of (i) the Base Prospectus; (ii) the Registration Statement; (iii) the certificate of incorporation and bylaws of the Company, each as amended through the date hereof (the “Amended and Restated Certificate of Incorporation” and the “Amended and Restated Bylaws”, respectfully), and (iv) certain resolutions of the board of directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinion set forth below, we have assumed:

i.	the genuineness of all signatures;

ii.	the legal capacity of natural persons;

iii.	the authenticity of all documents submitted to us as originals;

iv.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies; and

v.	the authenticity of the originals of such copies.

As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and public officials. We have not independently established the validity of the foregoing assumptions.

In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 10.13 of the Senior Indenture and Section 10.13 of the Subordinate Indenture relating to the severability of provisions of each indenture.

We have assumed that the Senior Indenture and the Subordinated Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder and that the Warrant Agreement, Rights Agreement, and Unit Agreement will be duly authorized, executed, and delivered by the warrant agent, rights agent, and unit agent, respectively, thereunder. We have also assumed that, at the time of issuance and sale of the Securities, the Company will be in good standing under the laws of the State of Delaware. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Amended and Restated Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities convertible into Common Stock or Warrants or Rights exercisable for Common Stock or any Units of such Securities) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated, and available for issuance under the Company’s Amended and Restated Certificate of Incorporation as then in effect and that the consideration for the issuance and

Caribou Biosciences, Inc. May 8, 2025 Page 3

sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants or Rights exercisable for Preferred Stock or any Units of such Securities) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants, Rights, and Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

Our opinion is limited to the federal laws of the United States of America, the laws of the State of New York and the Delaware General Corporation Law. We express no opinion, and make no statement, as to the laws, rules, or regulations of any other jurisdiction.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s board of directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the Common Stock and of their issuance and sale of the Common Stock have been duly established in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein and any appropriate prospectus supplement, and (iv) the Company has received an amount of valid consideration paid in respect of the shares of Common Stock equaling or exceeding the par value of such shares, the Common Stock will be validly issued, fully paid, and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the terms of the Preferred Stock and of their issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) shares of such class or series of Preferred Stock have been issued and sold as contemplated by the Registration Statement and the prospectus included therein and any appropriate prospectus supplement, and (iv) the Company has received an amount of valid consideration paid in respect of the shares of Preferred Stock equaling or exceeding the par value of such shares, the Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Senior Indenture or the Subordinated Indenture, whichever the case may be, has been duly authorized, executed, and delivered by the Company, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and such terms, execution, issuance and sale as well as authentication of the Debt Securities do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture or the Subordinated Indenture, whichever the case may be, and issued and sold as contemplated in the Registration Statement and the prospectus included therein and any appropriate prospectus supplement, the Debt Securities will constitute valid and binding obligations of the Company.

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein and any appropriate prospectus supplement, the Warrants will constitute valid and binding obligations of the Company.

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5. With respect to the Rights, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed, and delivered by the Company, (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and any certificates relating to the Rights and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Rights have been duly executed and countersigned in accordance with the Rights Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein and any appropriate prospectus supplement, the Rights will constitute valid and binding obligations of the Company.

6. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and the Company’s then operative Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein and any appropriate prospectus supplement, the Units will constitute valid and binding obligations of the Company.

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change our opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP
REED SMITH LLP